Exhibit 99.2

RailAmerica, Inc. Fourth Quarter 2004 Financial Results February 16, 2005

Forward Looking Statements and Forecasts This presentation contains forward-looking statements, forecasts, and information regarding future events and the future performance of RailAmerica that involve risks and uncertainties that could cause actual results and actions to differ materially, including, but not limited to, fuel costs, tax benefits/credits, foreign currency risks, weather, failure to complete proposed acquisitions, failure to successfully integrate acquisitions, failure to service debt, failure to complete asset sales, economic conditions, customer demand, increased competition in the relevant market and others. The Company refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as the Company's Form 10-K, 10-Q, and 8-K reports, which contain additional important factors that could cause actual results to differ from its current expectations and from the forward-looking statements made in this presentation. The forecasts included in this presentation represent RailAmerica's estimate of its anticipated results of operations. The forecasts prepared by RailAmerica's management are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon assumptions with respect to future business decisions that are subject to change. These forecasts are not necessarily indicative of the Company's future results of operations. The Company cautions against placing undue reliance on forward-looking statements or forecasts, which reflect the Company's current beliefs and are based on information currently available to it as of the date a forward-looking statement or forecast is made. The Company does not intend to update or otherwise revise these statements or forecasts to reflect circumstances existing after the date hereof or to reflect the occurrence of future events, even in the event the assumptions or estimates underlying them are shown to be in error. In the event that the Company does update any forward-looking statements or forecasts, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statements or forecasts.

Charles Swinburn Chief Executive Officer

Earnings Per Share Continuing Operations 2003 2004 EPS 0.15 0.12 2003 2004 EPS 0.74 0.57 * Full year 2004 presented before charges related to the amendment of the senior debt agreement ($26,854,000 after-tax), the impairment of the ENRR ($8,719,000 after-tax), and the retirement of the former CEO ($5,630,000 after-tax). Including these charges, earnings per diluted share was a loss of $0.61.

Safety FRA Injury Frequency Rate 1999 to 2004 Reportable injuries per 200,000 man-hours worked Source: AAR/ASLRRA

Total Train Incidents Total Train Incidents FRA Train Incidents 2003 344 52 2004 328 65 FRA reportable incident - $6,700 in reportable damage defined as, direct labor costs and all other costs to repair or replace in kind damaged on track equipment, signals, track, structures or roadbed.

2005 Safety Initiatives Increased Training 86% increase in funding for training All crafts All employees Focus on fundamentals Increased and Focused Capital Investments $58 million maintenance capital budget Investment decisions based on risk factors - grade, curves, tonnage, hazardous materials carried, cargo value and use of 286 cars Continuing analysis of causation Utilizing Rail Sciences Identifying contributing factors Evaluating impact of 286 cars Increase in geometry and detector car trips by 15% over 2004

Michael J. Howe Executive Vice President and Chief Financial Officer

Income Statement

Revenue Growth Fourth Quarter 2003 Same RR carloads Fuel Surcharges Yield CAD Acquisitions 2004 X 92510 91949 91949 92950 94896 96666 103504 Y 561 1001 1946 1770 6838 - 1% + 1% +2% + 7% +2%

Carload Growth Fourth Quarter 2004 vs. 2003 Same RR Carload Growth: -1% Total Carload Growth: 6%

Operating Expenses Fourth Quarter 2004 vs. 2003 Expenses as a Percentage of Revenue Depreciation Gain on Asset Sales Other Expenses Joint Facilities Materials Casualties & Insurance Diesel Fuel Purchased Services Equipment Rents Labor 2004 0.079 0.021 0.084 0.031 0.023 0.066 0.114 0.078 0.114 0.312 2003 0.069 0.01 0.084 0.032 0.021 0.044 0.073 0.067 0.101 0.322

Fuel Q1 Q2 Q3 Q4 2003 1.08 1.01 0.95 0.98 2004 1.18 1.27 1.4 1.62

Interest Expense (000's) 2003 2004 Interest Expense 8317 4190 2003 2004 EPS 32499 28642

Full Year Income Statement

Capital Structure Net Debt-to-Capital 2000 2001 2002 2003 2004 Net Debt to Capital 0.798 0.637 0.653 0.592 0.474

2005 Outlook Revenue ~ $425 - $435 million Operating ratio ~ 84 - 85% EPS ~ $0.94 - $1.02 Q1 revenue ~ $105 - $107 million Q1 operating ratio ~ 87 - 88% Q1 EPS ~ $0.16 - $0.19

Charles Swinburn Chief Executive Officer

Recap Divested non-North American operations Focus on North America - safe, efficient and profitable operations Recent divestitures of marginal properties, significant capital structure improvements Fuel hedges/surcharges Will continue to grow organically and through profitable acquisitions